SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 27, 2005
REMOTE DYNAMICS, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-26140	51-0352879

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
1155 Kas Drive, Suite 100, Richardson, Texas 75081
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (972) 301-2000
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On December 27, 2005, in connection with a cost-based reduction in workforce, Remote Dynamics, Inc. (the “Company”) terminated the employment of W. Michael Smith, who had served as the Company’s Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer.
     On December 27, 2005, J. Raymond Bilbao was promoted to President, Chief Operating Officer and Secretary. Mr. Bilbao, age 39, previously served as Senior Vice President, General Counsel and Secretary since June of 2001 being primarily responsible for all legal and human resources matters. Mr. Bilbao was initially employed by the Company in June 1997 as Associate General Counsel serving in that position until February 1999, when he was promoted to General Counsel and Secretary. Mr. Bilbao earned his Juris Doctor degree from St. Mary’s University, where he served as a writer for the St. Mary’s Law Journal. Mr. Bilbao is licensed to practice law in Texas and is admitted to practice before the United States District Court for the Northern District of Texas.
     The Company has an existing written employment agreement with Mr. Bilbao which provides for Mr. Bilbao’s employment for an initial two-year term which expires on July 2, 2006. The agreement continues on a month-to-month basis until terminated by either party on written notice. Under the terms of the agreement, Mr. Bilbao is paid an annual base salary of $200,000 and is eligible for an annual discretionary bonus of 50% of his base salary pursuant to the incentive bonus plan of executive officers. The agreement also provided Mr. Bilbao with a grant of 100,000 shares of restricted stock governed by the 2004 Restated Management Incentive Plan. The agreement also provides Mr. Bilbao with a severance payment equal to one year of salary and one year of health benefits in the event that the Company terminates Mr. Bilbao’s employment without cause. A copy of Mr. Bilbao’s employment agreement was filed as Exhibit 10.20 in connection with the Company’s Annual Report on Form 10-K for the fiscal period ended August 31, 2004.
     Mr. Bilbao served as Senior Vice President, General Counsel and Secretary when the Company and two of its wholly-owned subsidiaries, Caren (292) Limited and Minorplanet Systems USA Limited filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Northern District of Texas — Dallas Division, on February 2, 2004 in order to facilitate the restructuring of the Company’s debt, trade liabilities, and other obligations. On June 29, 2004, the bankruptcy court confirmed the Company’s plan of reorganization and it emerged from bankruptcy effective July 2, 2004.
     On December 27, 2005, Neil Read was promoted to Vice President, Chief Financial Officer and Treasurer. Mr. Read, age 41, served as the Company’s Chief Accounting Officer since January 2005. Mr. Read originally joined the Company as Tax Manager serving in such role from November 1998 through December 1999. From January 2000 through December 2004, Mr. Read served as Director of Revenue Assurance and Treasury. Prior to joining Remote Dynamics Mr. Read was employed by AT&T Wireless and McCaw Cellular where he served in various financial and accounting roles. Mr. Read earned a Bachelor of Business Administration in Accounting from Texas Tech University and is a Certified Public Accountant.
     The Company currently has an existing written employment agreement with Mr. Read which provides for Mr. Read’s employment for an initial one-year term which expires on September 20, 2006. The agreement continues on a month-to-month basis until terminated by either party on written notice. Under the terms of the agreement, Mr. Read is paid an annual base salary of $105,382. Mr. Read currently holds 20,000 shares of restricted stock governed by the 2004 Restated Management Incentive Plan. The agreement also provides Mr. Read with a severance payment equal to his monthly base salary multiplied by the number of months remaining in the initial one year term of the employment agreement at the time of termination in the event the Company terminates Mr. Read’s employment without cause. A copy of Mr. Read’s Employment Agreement is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits. The following exhibit is filed with this document:

Exhibit No.	Description

99.1	Employment Agreement dated September 20, 2005 between the Company and Neil Read.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REMOTE DYNAMICS, INC.
/s/ J. Raymond Bilbao
J. Raymond Bilbao
President, Chief Operating Officer and Secretary

Date: January 3, 2006

Exhibit No.	Description

99.1	Employment Agreement dated September 20, 2005 between the Company and Neil Read.